Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

XPO Logistics, Inc.:

We consent to the use of our report dated February 29, 2012, with respect to the consolidated balance sheets of XPO Logistics, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2011, incorporated herein by reference.

/s/ KPMG LLP

August 30, 2012